Exhibit 10.14

AMENDMENT TO
EMPLOYMENT AGREEMENT

Amendment Number 1

WHEREAS, effective as of April 1, 2004, SCL Ventures, Ltd. (the “Company”) and Mitchell J. Sepaniak (the “Executive”) entered into an Employment Agreement (the “Agreement”);

WHEREAS, Section 10 of the Agreement provides that the Agreement may be modified in writing by the Company and the Executive; and

WHEREAS, the Company and the Executive now mutually desire to amend the Agreement in certain respects;

NOW, THEREFORE, the Agreement is hereby amended, effective as of August 9, 2004, as follows:

FIRST:           Section 3(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a)  Base Salary.  During the Term, but solely after the date as of which the Company has raised, during the period commencing on the Commencement Date, the sum of Seven Million Dollars ($7,000,000), the Company shall pay the Executive a base salary (‘Base Salary’) at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable in accordance with the Company’s regular payroll practices.”

SECOND:                                            Except as otherwise hereinabove provided, the Agreement shall remain in full force and effect without change or modification.

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company and the Executive have caused this Amendment Number 1 to be duly executed, this 22nd day of September, 2004.

SCL VENTURES, LTD.

By:	/s/ Joseph Zumwalt
	Name:	Joseph Zumwalt
	Title:	Chief Financial Officer

/s/ Mitchell J. Sepaniak
Mitchell J. Sepaniak